Exhibit 32.1

Certification of Officers Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, in connection with the Annual Report on Form 10-K of Greater Community Bancorp (the "Company") for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: March 15, 2007

/s/ Anthony M. Bruno, Jr.
Anthony M. Bruno, Jr.
Chief Executive Officer

/s/ Stephen J. Mauger
Stephen J. Mauger
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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